EXHIBIT 99.15

POWER OF ATTORNEY

With respect to holdings of and transactions in securities issued by Kimbell Royalty Partners, LP (the “Company”), the undersigned hereby constitute and appoint Jamie Hayes, with full power of substitution and resubstitution, to act as the undersigned’s true and lawful attorney-in-fact to:

1.	execute for and on behalf of the undersigned, Schedules 13D and 13G in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and Forms 3, 4, and 5 in accordance with Section 16 of the Exchange Act and the rules thereunder, and Notices of Proposed Sale of Securities Pursuant to Rule 144 (“Form 144”), in accordance with the requirements of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); and

2.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, Form 4, Form 5, and Form 144, complete and execute any amendment or amendments thereto, and to timely file such Schedule 13D, Schedule 13G, Form 3, Form 4, Form 5, and Form 144, as applicable, and any amendment thereto, with the United States Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned hereby grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledge that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 and Section 16 of the Exchange Act, or Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned are no longer required to file any Schedule 13D, Schedule 13G, Form 3, Form 4, Form 5, and Form 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 25th day of August, 2026.

Rivercrest Capital Partners LP
By: Rivercrest Capital GP, LLC, its General Partner

By:	/s/ T. Scott Martin
Name:	T. Scott Martin
Title:	Managing Member

Rivercrest Capital GP, LLC

By:	/s/ T. Scott Martin
Name:	T. Scott Martin
Title:	Managing Member

Rivercrest Capital Partners II LP
By: Rivercrest Capital II GP, LLC, its General Partner

By:	/s/ T. Scott Martin
Name:	T. Scott Martin
Title:	Managing Member

Rivercrest Capital II GP, LLC

By:	/s/ T. Scott Martin
Name:	T. Scott Martin
Title:	Managing Member

Cupola Royalty Direct LLC
By: Rivercrest Cupola LLC, its Managing Member

By:	/s/ T. Scott Martin
Name:	T. Scott Martin
Title:	Managing Member

Rivercrest Cupola LLC

By:	/s/ T. Scott Martin
Name:	T. Scott Martin
Title:	Managing Member

[Signature Page to Power of Attorney]